Exhibit 21.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Powerus Corporation of our report dated July 24, 2026, relating to the financial statements of Kaizen Aerospace, Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ending December 31, 2025, which is contained in Aureus Greenway Holdings, Inc.’s Registration Statement on Form S-4 dated July 29, 2026.

/s/ WithumSmith+Brown, PC
Whippany, New Jersey

October 6, 2026